Exhibit 10.3

EXECUTION COPY

SHARED COLLATERAL AGREEMENT

dated as of

May 2, 2005

between

HAWAIIAN TELCOM, INC.

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1

SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01.	Pledge	5

SECTION 2.02.	Delivery of the Pledged Collateral	6

SECTION 2.03.	Representations, Warranties and Covenants	7

SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	8

SECTION 2.05.	Registration in Nominee Name; Denominations	8

SECTION 2.06.	Voting Rights; Dividends and Interest	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.	Security Interest	10

SECTION 3.02.	Representations and Warranties	12

SECTION 3.03.	Covenants	14

SECTION 3.04.	Other Actions	17

SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	18

ARTICLE IV

Remedies

SECTION 4.01.	Remedies Upon Default	20

Schedules

Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property

Exhibits

Exhibit I	Form of Perfection Certificate

SHARED COLLATERAL AGREEMENT dated as of May 2, 2005, between HAWAIIAN TELCOM, INC. and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

Reference is made to the Credit Agreement dated as of May 2, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hawaiian Telcom Communications, Inc. (the “Borrower”), Hawaiian Telcom Holdco, Inc. (“Holdings”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantor (as defined herein) is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. In connection with the granting of a security interest in the Collateral (as defined herein) to secure the Loan Obligations (as defined herein), the Grantor is required by Section 4.05 of the Indenture (as defined herein) to grant an equal on ratable security interest in the Collateral to secure the Debenture Obligations (as defined herein). Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to the Grantor under, with respect to or on account of an Account.

“Acquisition Agreement” means the Amended and Restated Agreement of Merger dated as of April 8, 2005, among GTE Corporation, Verizon HoldCo LLC, Holdings and the Borrower.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Communications Act” means the Communications Act of 1934 and any successor Federal statute, and the rules, regulations and published policies of the FCC thereunder, all as amended and in effect from time to time.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by the Grantor or that the Grantor otherwise has the right to license, or granting any right to the Grantor under any copyright now or hereafter owned by any third party, and all rights of the Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by the Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Debentures” means the Grantor’s 7% Debentures, Series A, due 2006 and 7.375% Debentures, Series B, due 2006 issued under the Indenture.

“Debenture Holder” shall mean the person in whose name a Debenture shall be registered in the books of the Grantor kept for such purpose.

“Debenture Obligations” means the due and punctual payment by the Grantor of the principal and interest on the Debentures, when and as due.

“Event of Default” means an Event of Default as defined in the Credit Agreement.

“FCC” means the Federal Communications Commission and any successor agency of the Federal government administering the Communications Act.

“FCC Licenses” means all licenses, certificates, permits or other authorizations granted by the FCC pursuant to the Communications Act which are required for the conduct of any business or activity subject thereto.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by the Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements, the Acquisition Agreement, the Verizon Agreements and other agreements), FCC Licenses, Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means Hawaiian Telcom, Inc., a Hawaii corporation.

“Indenture” means the indenture dated as of February 1, 1995, between the Grantor and the Trustee as in effect on the date hereof.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which the Grantor is a party.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party, including the Grantor, under or pursuant to this Agreement, the Non-Shared Collateral Agreement and each of the other Loan Documents, including without limitation the Guarantee Obligations of the Grantor under the Non-Shared Collateral Agreement.

“Loan Obligations” means (a) Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, provided, that for purposes of this Agreement, the amount of any obligations under any Swap Agreement shall be reduced by the amount of cash deposits, if any, securing the Swap Agreement and which are held by the counterparty to such Swap Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Shared Collateral Agreement” means the Guarantee and Collateral Agreement dated the date hereof among Holdings, the Borrower, the Subsidiaries of Holdings party thereto and the Collateral Agent.

“Obligations” means the Loan Obligations and the Debenture Obligations.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by the Grantor or that the Grantor otherwise has the right to license, is in existence, or granting to the Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of the Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by the Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit I, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Collateral Agent, (c) the Issuing Bank, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) the Debenture Holders, (g) the Trustee and (h) the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by the Grantor or that the Grantor otherwise has the right to license, or granting to the Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of the Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by the Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith (excluding intent-to-use applications), including registrations and registration applications in the United States Patent and Trademark Office (excluding intent-to-use applications) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trustee” means The Bank of New York Trust Company, N.A., and its successors and assigns.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests of each Subsidiary owned by it and listed on Schedule I and any other Equity Interests of each Subsidiary obtained in the future by the Grantor and the certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any “first-tier” Foreign Subsidiary directly owned by the Grantor, (ii) to the extent applicable law requires that a subsidiary of the Grantor issue directors’ qualifying shares, such qualifying shares and (iii) any Equity Interests described in Section 5.12(c)(iii) of the Credit Agreement; (b)(i) the debt securities listed opposite the name of the Grantor on Schedule I, (ii) any debt securities in the future issued to the Grantor by Holdings, the Borrower or any Subsidiary and (iii) the certificates, promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of the Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a) The Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

(b) The Grantor will cause any Indebtedness for borrowed money owed to the Grantor by Holdings, the Borrower or any Subsidiary to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied, to the extent necessary or reasonably required to perfect the security interest in or allow realization on the Pledged Collateral, by proper instruments of assignment duly executed by the Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes or other instruments evidencing Indebtedness required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, the Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) subject to any right of the Grantor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however, arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral (other than limited liability company or partnership interests) is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) the Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by the Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

SECTION 2.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent) if an Event of Default shall have occurred and be continuing or in the name of the Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. The Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Grantor. If an Event of Default shall have occurred and be continuing the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Grantor that its rights under this Section 3.06 are being suspended:

(i) The Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) The Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Grantor, shall not be commingled by the Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantor of the suspension of its rights under this Section 3.06 all rights of the Grantor to dividends, interest, principal or other distributions that the Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall, promptly repay to the Grantor (without interest) all dividends, interest, principal or other distributions that the Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantor of the suspension of its rights under this Section 3.06 all rights of the Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Grantor will have the right to exercise the voting and consensual rights and powers that the Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance when due, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) Letter-of-Credit rights;

(xi) all books and records pertaining to the Article 9 Collateral; and

(xii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) Notwithstanding the foregoing, no security interest shall be granted in (i) any FCC License or other Intellectual Property to the extent that the Communications Act or other applicable law prohibits the granting of a security interest therein, (ii) any Intellectual Property to the extent that such grant of a security interest constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor in such Intellectual Property (other than to the extent that any contractual provision giving rise to such abandonment, invalidation or unenforceability would be rendered ineffective pursuant to Section 9-406, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any provision giving rise to such abandonment, invalidation or unenforceability, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, such Intellectual Property as if such provision had never been in effect; provided further that the applicable Grantor shall use commercially reasonable efforts to have such provision waived or eliminated, (iii) any property excluded from the definition of Pledged Stock by virtue of the proviso to Section 3.01(a) hereof, (iv) any assets with respect to which the Collateral and Guarantee requirement need not be satisfied as a result of Section 5.12(c) of the Credit Agreement; provided that the applicable Grantor shall use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iii) and (iv) of Section 5.12(c) of the Credit Agreement, (v) any Letter of Credit rights to the extent the Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specific purpose or (vi) the Grantor’s right, title or interest in any license, contract or agreement to which the Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, any license, contract or agreement evidencing or giving rise to such property (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-408 or -409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided further that the Grantor shall use commercially reasonable efforts to have such provision waived or eliminated. Any property in which a security interest is not granted pursuant to this paragraph shall not be considered “Article 9 Collateral” for purposes of this Agreement.

(c) The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of the Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. The Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the signature of the Grantor, and naming the Grantor as debtor and the Collateral Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02. Representations and Warranties. The Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

(a) The Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of the Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.13 of the Credit Agreement), are all the filings, recordings and registrations (other than filings that may be required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States Trademarks and United States Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. The Grantor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof) and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending and in which a security interest is granted hereunder) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement or arising by operation of law.

(d) The Article 9 Collateral is owned by the Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or arising by operation of law. The Grantor has not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which the Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which the Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03. Covenants. (a) The Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. The Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral. The Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by the Grantor is damaged or destroyed.

(b) The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any material Article 9 Collateral.

(c) Upon the request of the Collateral Agent, the Borrower shall deliver to the Collateral Agent an updated Perfection Certificate certified by a Financial Officer of the Borrower reflecting all changes since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent Perfection Certificate delivered pursuant to this paragraph.

(d) Subject to the rights of the Grantor under the Loan Documents to dispose of Collateral, the Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the

Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e) The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument (other than a check), such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent; provided that this sentence shall not apply to any promissory note or other instrument evidencing an amount not in excess of $3,000,000 other than any promissory note evidencing intercompany indebtedness.

Without limiting the generality of the foregoing, the Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantor, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute registered Copyrights, Patents or registered Trademarks, or applications for the foregoing, and which is material to the conduct of the Grantor’s business; provided that the Grantor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by the Grantor hereunder with respect to such Collateral. The Grantor agrees that it will use commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(f) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantor’s own cost and expense, at reasonable times and upon reasonable prior notice, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantor’s affairs with the officers of the Grantor and its independent accountants and to verify, in accordance with Section 5.08 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(g) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement unless properly contested in good faith pursuant to Section 5.05 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h) The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(i) The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. The Grantor shall not make or permit to be made any transfer of the Article 9 Collateral and the Grantor shall remain at all times in possession of the Article 9 Collateral, except that unless and until the Collateral Agent shall notify the Grantor that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantor shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantor may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(j) The Grantor will not, without the Collateral Agent’s prior written consent, not to be unreasonably withheld, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices or in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which the Grantor is engaged.

(k) The Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment consistent with its current practices and in accordance with such prudent and standard policies used in industries that are the same or similar to those in which the Grantor is engaged and otherwise in accordance with the requirements set forth in Section 5.07 of the Credit Agreement. The Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantor to the Collateral Agent and shall be additional Obligations secured hereby.

(l) The Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, the Grantor agrees, in each case at the Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If the Grantor shall at any time hold or acquire any Instruments, the Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request; provided that, notwithstanding the foregoing, this sentence shall not apply to any Instrument evidencing an amount not in excess of $3,000,000, other than any Instrument issued by the Borrower, Holdings or a subsidiary thereof.

(b) Electronic Chattel Paper and Transferable Records. If the Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the

Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record; provided that, notwithstanding the foregoing, this sentence shall not apply to any electronic chattel paper or other “transferable record” evidencing an amount not in excess of $50,000 on an individual basis or $1,000,000 on an aggregate basis. The Collateral Agent agrees with the Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such electronic chattel paper or transferable record.

(c) Letter-of-Credit Rights. If the Grantor is at any time a beneficiary under a letter of credit with a face amount in excess of $3,000,000 now or hereafter issued in favor of the Grantor, the Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, the Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the Grantor unless an Event of Default has occurred or is continuing.

(d) Commercial Tort Claims. If the Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $3,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by the Grantor including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) The Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act as omitting to do any act) whereby any Patent that is material to the conduct of the Grantor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) The Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the Grantor’s business, (i) maintain such Trademark in full force free from any abandonment or invalidity for non-use, (ii) display such Trademark with notice of Federal or foreign registration or claim of trademark or service mark as required to establish and preserve its rights under applicable law and (iii) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) The Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright that is material to the conduct of the Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required to establish and preserve its rights under applicable copyright laws.

(d) The Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become imminently abandoned or lost or prematurely dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In the event that the Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, or receives notification that an intent-to-use Trademark application has been approved, the Grantor shall promptly inform the Collateral Agent, and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and the Grantor hereby appoints the Collateral Agent as its attorney-in-fact to file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) The Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights which are material to the conduct of the Grantor’s business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if the Grantor believes it necessary in its reasonable business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that the Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the Grantor’s business has been or is about to be materially infringed, misappropriated or diluted by a third party, the Grantor promptly shall notify the Collateral Agent and shall, if the Grantor believes it necessary in its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon and during the continuance of an Event of Default, the Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all the Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantor 10 days’ written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold shall be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall promptly apply the proceeds of any collection or sale of Collateral pursuant to the exercise of remedies hereunder, including any Collateral consisting of cash realized pursuant to the exercise of remedies hereunder, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document, the Indenture or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document or the Indenture;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent or by the officer making the sale of such proceeds shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent a nonexclusive license (which shall be irrevocable during the term of this Agreement and exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense, provided that the Collateral Agent comply with the terms of any applicable License, solely to the extent necessary to properly exercise its remedies during such Event of Default, any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and, provided the Collateral Agent comply with the terms of any applicable License, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and solely during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.05. Registration. The Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. The Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. The Grantor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Grantor will bear all costs and expenses of carrying out its obligations under this Section 4.05. The Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4.05 may be specifically enforced.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Grantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that Section 4.02 hereof shall not be amended in a manner adverse to the Debenture Holders without the requisite written consent of the Debenture Holders or the Trustee under the Indenture. Except as set forth in this Section 5.02(b), neither the Debenture Holders nor the Trustee shall have any rights to approve any amendment, waiver, modification, charge, discharge or termination with respect to this Agreement.

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Grantor agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document or the Indenture, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or the Indenture, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable on written demand therefor.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Grantor shall have no right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of indemnity, contribution or subrogation of the Grantor under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

SECTION 5.09. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Grantor against any of and all the obligations of the Grantor now or hereafter existing under this agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 5.09 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 5.10. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document or the Indenture shall affect any right that the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantor or its properties in the courts of any jurisdiction.

(c) The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 5.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document or the Indenture will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

SECTION 5.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the Indenture, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or the Indenture or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.14. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement. For the avoidance of doubt, upon payment in full of the Debenture Obligations, the Trustee and the Debenture Holders shall no longer be Secured Parties and shall no longer be entitled to the benefits of this Agreement.

(b) Upon any sale or other transfer by the Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to the Grantor, at the Grantor’s expense, all documents that the Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.15. Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Collateral Agent the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 5.16. Compliance with Laws. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the

Collateral Agent and the Secured Parties with respect to the Licenses or any license, permit, certificate or authorization of the FCC or any other federal, state or local regulatory or governmental bodies applicable to or having jurisdiction over the Grantor unless and until any required approval under the Communications Act or any other applicable communications law, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other communications authority, have been satisfied and, to the extent applicable, any action taken with respect to, concerning or affecting the Collateral, directly or indirectly, or any Security Interest granted therein by the Collateral Agent and the Secured Parties shall be subject to any required approval of the FCC and any state or local communications regulatory authority and all applicable communications laws.

SECTION 5.17. Limitation on Collateral Agent’s Responsibilities with Respect to Debenture Holders. (a) The obligations of the Collateral Agent to the Debenture Holders and the Trustee hereunder shall be limited solely to (i) holding the Collateral for the ratable benefit of the Debenture Holders and the Trustee for so long as (A) any Debenture Obligations remain outstanding and (B) any Debenture Obligations are secured by such Collateral, (ii) subject to the instructions of the Required Lenders, enforcing the rights of the Debenture Holders in their capacities as Secured Parties in respect of Collateral and (iii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the Debenture Holders and the Trustee in respect of the Debenture Obligations in accordance with the terms of this Agreement. Neither the Debenture Holders nor the Trustee shall be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the Obligations, including without limitation the right to receive any payments, enforce any Security Interest, request any action, institute proceedings, give any instructions, make any election, notice Account Debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof. This Agreement shall not create any liability of the Collateral Agent or the Secured Parties to the Debenture Holders or to the Trustee by reason of actions taken with respect to the creation, perfection or continuation of Security Interests on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Obligations from any Account Debtor, guarantor or any other party or the valuation, use or protection of the Collateral.

(b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantor of the Debenture Obligations.

(c) The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or wilful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or wilful misconduct.

(d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor, the Trustee or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(e) Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the Security Interest hereunder for the benefit of the Debenture Holders not securing the Debenture Obligations less than equally and ratably with the Loan Obligations pursuant to Section 4.05 of the Indenture to the extent required or (ii) modify or affect the rights of the Debenture Holders to receive the pro rata share specified in Section 4.02 of any proceeds of any collection or sale of Collateral.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HAWAIIAN TELCOM, INC.,

by	/s/ Michael S. Ruley
	Name:	Michael S. Ruley
	Title:	Chief Executive Officer

JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT,

by	/s/ John Kowalczuk
	Name:	John Kowalczuk
	Title:	Vice President

Schedule I to

the Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to

the Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY HAWAIIAN TELCOM, INC.

[State if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country]

Country	Title	Reg. No.	Author

Non-U.S. Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

PATENTS OWNED BY HAWAIIAN TELCOM, INC.

[State if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by Patent No. within each country]

Country	Issue Date	Patent No.

Non-U.S. Patent Applications

[List in alphabetical order by country/numerical order by Application No. within each country]

Country	Filing Date	Patent Application No.

2

TRADEMARK/TRADE NAMES OWNED BY HAWAIIAN TELCOM, INC.

[State if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations

[List in alphabetical order by state/numerical order by trademark no. within each state]

State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

[List in alphabetical order by country/numerical order by trademark no. within each country]

Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

[List in alphabetical order by country/numerical order by application no.]

Country	Mark	Application Date	Application No.

3

Trade Names

Country(s) Where Used	Trade Names

4